SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): July 28, 1999



                           COMPAQ COMPUTER CORPORATION

             (Exact Name of Registrant as Specified in its Charter)


              Delaware             1-9026                76-0011617
           ---------------       -----------          -------------------
           (State or Other       (Commission             (IRS Employer
           Jurisdiction of       File Number)         Identification No.)
            Incorporation)


                       20555 SH 249
                      HOUSTON, TEXAS                          77070
          ----------------------------------------          ----------
          (Address of Principal Executive Offices)          (Zip Code)



                                 (281) 370-0670
              ----------------------------------------------------
              (Registrant's telephone number, including area code)



          ------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

      ITEM  5.  OTHER  EVENTS.

           IN  A RELEASE DATED JULY 28, 1999, COMPAQ COMPUTER CORPORATION (NYSE:
CPQ) TODAY ANNOUNCED WORLDWIDE SALES OF $9.4 BILLION FOR THE SECOND QUARTER ENDED JUNE 30, 1999. TOTAL REVENUES FOR THE QUARTER GREW BY 17 PERCENT ON A PRO FORMA (1) BASIS OVER THE SECOND QUARTER OF 1998 (19 PERCENT IN CONSTANT CURRENCY). THE COMPANY REPORTED A NET LOSS FOR THE QUARTER OF $184 MILLION, OR
$0.10  PER  SHARE.   THE  NEWS  RELEASE  IS  ATTACHED  AS  EXHIBIT  99.




      ITEM  7.  EXHIBITS.

      Exhibit  99     News  Release  dated  July  28,  1999  is  attached.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             COMPAQ  COMPUTER  CORPORATION



Dated:  July  28,  1999                 By:  /s/  Ben  K.  Wells
                                             ------------------------------
                                             Ben  K.  Wells
                                             Vice  President,  Corporate
                                             Treasurer  and  acting Chief
                                             Financial Officer


--------------------------------
(1) Pro forma reflects prior quarterly information as if Compaq and Digital had been combined as of the beginning of the second quarter 1998

COMPAQ  COMPUTER  CORPORATION     P.O.  BOX  692000               NEWS  RELEASE
PUBLIC  RELATIONS  DEPARTMENT     HOUSTON,  TEXAS  77269-2000
                                  TEL  281-514-0484
                                  FAX  281-514-4583


[COMPAQ  LOGO]


FOR  IMMEDIATE  RELEASE
-----------------------


                      COMPAQ REPORTS SECOND QUARTER RESULTS


     HOUSTON, JULY 28, 1999 - Compaq Computer Corporation (NYSE: CPQ) today announced worldwide sales of $9.4 billion for the second quarter ended June 30, 1999. Total revenues for the quarter grew by 17 percent on a pro forma (1) basis over the second quarter of 1998 (19 percent in constant currency). The company reported a net loss for the quarter of $184 million, or $0.10 per share.

     On June 17, Compaq warned that it expected its financial performance for the second quarter to be negatively affected by a number of factors, including pricing pressures in the PC segment, inadequate revenue growth and a non-competitive cost structure. As also stated, associated with the announced realignment of the company, Compaq expected to take a restructuring charge during the third quarter. The company now anticipates this charge to be in the range of $700 million to $900 million, which includes a headcount reduction of 6,000 to 8,000 employees and some related facility closings.

     "We are aggressively taking the appropriate actions to restore the company's growth and financial performance," said Michael Capellas, Compaq President and Chief Executive Officer. "The realignment of the company is fully underway, our management team is basically in place and we already offer the powerful solutions and range of

--------------------------------
(1) Pro forma reflects prior quarterly information as if Compaq and Digital had been combined as of the beginning of the second quarter 1998 products customers need to maximize Internet benefits through Compaq's NonStop eBusiness capabilities."

     Capellas said the realignment will ensure Compaq's leadership in delivering innovative, next-generation products; simplify the company's distribution strategy; and reduce costs, resulting in a return to profitable growth and long-term shareholder value.

RESULTS

     According to Capellas, the primary factors leading to the second quarter results were inadequate revenue growth, a decline in gross margins and an increase in operating expenses. The decline in gross margins and the increase in operating expenses included several unusual items.

GROSS  MARGIN

     Total gross margin for the quarter was 20.5 percent versus 24.7 percent in the first quarter. The sequential decrease in gross margin was the result of intense price competition in the commercial PC segment, an increase in warranty expenses associated with several commercial PC products no longer shipping, costs associated with discontinued programs, and penalties related to some long-term purchasing contracts.

OPERATING  EXPENSES

     Operating expenses increased from $1.9 billion in the first quarter to $2.2 billion in the second quarter. The company cited several factors which contributed to higher operating costs. These included increased spending in promotional events and advertising during the quarter, incremental AltaVista goodwill amortization, an increase in costs related to discontinued business ventures, incremental accounts receivable allowances, and substantial completion of internal Y2K activities.

"Overall, we expect the realignment to have a positive effect on both gross margin and operating expenses going forward," said Capellas.

SECOND  QUARTER  BUSINESS  SUMMARY

     During  the  quarter,  the  company  saw:

- Enterprise-related revenues increase 11 percent year-over-year, with particularly strong growth in the industry standard server and storage segments

-     Commercial PC revenue growth of 19 percent from the second quarter of 1998

- A 2.2 point increase in its U.S. PC market share over the second quarter of 1998, resulting in total U.S. market share of 16.6 percent (source:
      IDC)

- Worldwide PC market share grow to 14.6 percent by shipping more than 3.7 millions PCs during the second quarter, approximately one million more than its nearest competitor (source: IDC)

- Worldwide commercial channel inventory average 3.5 weeks (an improvement from the average 3.9 weeks of the first quarter)

- Continued worldwide market share leadership in the consumer sector, recording an all-time high in June for monthly shipments

- Year-over-year unit growth of 63 percent and revenue growth of 35 percent in the consumer business

- Major customer wins including Motorola, Nike, OptiMark Technologies and the State of Georgia, as well as winning quality supplier awards from Xerox and the U.S. Postal Service

OUTLOOK

     In summary, Capellas said, "We have an aggressive schedule for meeting our realignment goals and reducing our cost structure. We are intently focused on meeting customers' needs and positioning the company for increased growth and profitability as we begin the year 2000."

COMPANY  BACKGROUND

     Compaq Computer Corporation, a Fortune Global 100 company, is the second-largest computer company in the world and the largest global supplier of computer systems. Compaq develops and markets hardware, software, solutions, and services, including industry-leading enterprise computing solutions, fault-tolerant business-critical solutions, enterprise network storage products, commercial desktop and portable products and consumer PCs. The company is an industry leader in environmentally friendly programs and business practices.

     Compaq products are sold and supported in more than 100 countries through a network of authorized Compaq marketing partners. Customer support and information about Compaq and its products are available at http://www.compaq.com, or by calling 1-800-345-1518.

                                   #    #    #

Compaq, Registered U.S. Patent and Trademark Office. Product names mentioned herein may be trademarks and/or registered trademarks of their respective companies. This release contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. The potential risks and uncertainties that could cause actual results to differ materially include the failure of systems associated with order fulfillment; changes in product mix; inventory risks due to shifts in market demand; continued competitive factors and pricing pressures; and market responses to pricing actions and promotional programs. Further information on the factors that could affect Compaq's financial results are included in its SEC filings, including the annual report on Form 10-K for the year ended December 31, 1998, and the quarterly report on Form 10-Q for the quarter ended March 31, 1999.


For  further  information,  Media  may  contact:
Compaq Computer Corporation   Jim  Finlaw   281-514-6137   jim.finlaw@compaq.com
Compaq Computer Corporation   Alan  Hodel   281-518-8932   alan.hodel@compaq.com

Compaq  Investor  Relations:                281-514-9549   OR   800-433-2391
                                            investor.relations@compaq.com

                                COMPAQ COMPUTER CORPORATION
                                 CONSOLIDATED BALANCE SHEET
                                        (UNAUDITED)


                                                                     JUNE 30,    DECEMBER 31,
(In millions, except par value) . . . . . . . . . . . . . . . . . .   1999           1998
===============================================================================================
                                ASSETS

Current assets:
   Cash and cash equivalents. . . . . . . . . . . . . . . . . . . .  $   2,855   $       4,091
   Accounts receivable, net . . . . . . . . . . . . . . . . . . . .      6,556           6,998
   Inventories. . . . . . . . . . . . . . . . . . . . . . . . . . .      2,224           2,005
   Deferred income taxes. . . . . . . . . . . . . . . . . . . . . .      1,382           1,602
   Other current assets . . . . . . . . . . . . . . . . . . . . . .        451             471
                                                                     ----------  --------------
        Total current assets. . . . . . . . . . . . . . . . . . . .     13,468          15,167
Property, plant and equipment, less accumulated depreciation. . . .      3,018           2,902
Deferred income taxes . . . . . . . . . . . . . . . . . . . . . . .      1,762           1,341
Intangible and other assets . . . . . . . . . . . . . . . . . . . .      4,177           3,641
                                                                     ----------  --------------
                                                                     $  22,425   $      23,051
                                                                   ===========   ==============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable . . . . . . . . . . . . . . . . . . . . . . . .  $   4,152   $       4,237
   Income taxes payable . . . . . . . . . . . . . . . . . . . . . .        385             282
   Accrued restructuring costs. . . . . . . . . . . . . . . . . . .        713           1,110
   Other current liabilities. . . . . . . . . . . . . . . . . . . .      5,126           5,104
                                                                     ----------  --------------
        Total current liabilities . . . . . . . . . . . . . . . . .     10,376          10,733
                                                                     ----------  --------------
Postretirement and other postemployment benefits. . . . . . . . . .        524             545
                                                                     ----------  --------------
Minority interest . . . . . . . . . . . . . . . . . . . . . . . . .          -             422
                                                                     ----------  --------------
Stockholders' equity:
    Preferred stock, $.01 par value
       (authorized: 10 million shares; issued: none). . . . . . . .          -               -
    Common stock and capital in excess of $.01 par value
       (authorized: 3 billion shares; issued and outstanding:
       1,709 million and 1,693 million shares at June 30, 1999 and
       1,698 million and 1,687 million shares at December 31, 1998)      7,520           7,270
    Retained earnings . . . . . . . . . . . . . . . . . . . . . . .      4,552           4,501
    Accumulated comprehensive income. . . . . . . . . . . . . . . .          5            ( 36)
    Treasury stock (at cost). . . . . . . . . . . . . . . . . . . .      ( 552)          ( 384)
                                                                     ----------  --------------
       Total stockholders' equity . . . . . . . . . . . . . . . . .     11,525          11,351
                                                                     ----------  --------------
                                                                     $  22,425   $      23,051
                                                                     ==========  ==============

                               COMPAQ COMPUTER CORPORATION
                             CONSOLIDATED STATEMENT OF INCOME
                                       (UNAUDITED)



                                                   SIX MONTHS ENDED      QUARTER  ENDED
                                                        JUNE 30,             JUNE 30,
                                                  ------------------  -------------------
(In millions, except per share amounts)            1999      1998       1999      1998
=========================================================================================

Revenue:
    Products . . . . . . . . . . . . . . . . . .  $15,600  $ 10,947   $ 7,781   $  5,372
    Services . . . . . . . . . . . . . . . . . .    3,239       572     1,639        460
                                                  -------  ---------  --------  ---------
        Total revenue. . . . . . . . . . . . . .   18,839    11,519     9,420      5,832
                                                  -------  ---------  --------  ---------

Cost of sales:
    Products . . . . . . . . . . . . . . . . . .   12,338     9,007     6,331      4,406
    Services . . . . . . . . . . . . . . . . . .    2,238       379     1,153        316
                                                  -------  ---------  --------  ---------
        Total cost of sales. . . . . . . . . . .   14,576     9,386     7,484      4,722
                                                  -------  ---------  --------  ---------

Selling, general and administrative expense. . .    3,209     1,836     1,732      1,051
Research and development costs . . . . . . . . .      870       494       466        249
Purchased in-process technology. . . . . . . . .        -     3,234         -      3,234
Restructuring and asset impairment charges . . .        -       393         -        393
Other income and expense, net. . . . . . . . . .       42      ( 74)        8       ( 44)
                                                  -------  ---------  --------  ---------
                                                    4,121     5,883     2,206      4,883
                                                  -------  ---------  --------  ---------
Income (loss) before provision for income taxes.      142   ( 3,750)    ( 270)   ( 3,773)
                                                  -------  ---------  --------  ---------
Provision (benefit) for income taxes . . . . . .       45     ( 134)     ( 86)     ( 141)
                                                  -------  ---------  --------  ---------
Net income (loss). . . . . . . . . . . . . . . .  $    97  $( 3,616)  $ ( 184)  $( 3,632)
                                                  =======  =========  ========  =========


Earnings (loss) per common share:
          Basic. . . . . . . . . . . . . . . . .  $  0.07  $ ( 2.35)  $( 0.10)  $ ( 2.33)
                                                  =======  =========  ========  =========
          Diluted. . . . . . . . . . . . . . . .  $  0.07  $ ( 2.35)  $( 0.10)  $ ( 2.33)
                                                  =======  =========  ========  =========


Shares used in computing earnings (loss) per
    common share:
          Basic. . . . . . . . . . . . . . . . .    1,691     1,539     1,693      1,556
                                                  =======  =========  ========  =========
          Diluted. . . . . . . . . . . . . . . .    1,741     1,539     1,693      1,556
                                                  =======  =========  ========  =========
